UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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GLOBAL INDUSTRIES, LTD.

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Building a greater company all together Houston, Townhall Meeting - October 6, 2011 1 Building a Greater Company - Together

2 Safety Briefing

3 Content Who We Are Technip Subsea Capabilities Why Uniting Makes Sense Integration

4 Who We Are 4

5 Technip Today Worldwide presence with 25,000 people in 48 countries €6.1 B / $8 B revenues in 2010 Portfolio of state-of-the-art assets High added-value differentiating technologies 3 segments for "One Technip": Subsea, Offshore, Onshore Solid execution delivering financial performance Offshore Subsea Onshore

Our Focus on HSE A core value Objective of zero incidents and injuries Integrated at a contract stage Trust between workforce and management Training: Pulse now adopted by major clients We want to become the reference company for Health, Safety and the Environment 6

Effectively manage talent Harmonized human resource processes throughout the world (HR Without Borders) Foster mobility in its 3 dimensions (geographic, functional and segmental) Train people and develop skills through Technip University Promote diversity 104 nationalities represented in the Group Our priority: develop talent pools worldwide and offer them exactly the same opportunities, regardless of countries or background Our People: Our Critical Asset 7

Our Worldwide Footprint Aberdeen Paris St. John's Luanda Rio de Janeiro Houston Mumbai Kuala Lumpur Perth Lagos Vitoria Los Angeles Caracas Dande Lobito Port Harcourt Barcelona Lyon Rome Athens The Hague Dusseldorf St. Petersburg Evanton London Newcastle Abu Dhabi Doha Chennai Bangkok Singapore Jakarta Balikpapan Shanghai Pori Le Trait Bogota New Delhi Regional Headquarters / Operating centers Spoolbases Manufacturing plants (flexible pipelines) Manufacturing plants (umbilicals) Construction yard Tanjung Langsat Calgary Monterrey Oslo Orkanger Stavanger Services base Angra Porto Cairo Baghdad Al Khobar Warsaw Accra 8

A Growing and Balanced Backlog Subsea Offshore Onshore 2008 2009 2007 37% 6% 57% 49% 6% 45% 38% 6% 54% 9,390 7,208 8,018 34% 12% 9,228 2010 56% 2Q 2011 9,413 46% 16% 38% Backlog across segments € million (not audited) Europe / Russia Central Asia Africa Asia Pacific Americas Middle East €9,413 million Backlog by geography (June 30, 2011) 9 24% 17% 17% 13% 29%

EVP and COO Onshore / Offshore Philippe Barril EVP and COO Subsea Frederic Delormel Region A - Paris Jean-Marc Aubry Region B - Rome Marco Villa Asia Pacific - Kuala Lumpur Edgar Pushparatnam North Sea & Canada Offshore - Aberdeen Knut Boe North America - Houston David Dickson Brazil - Rio de Janeiro Jose Jorge Araujo Middle East - Abu Dhabi Arturo Grimaldi SVP Onshore Nello Uccelletti Subsea Assets & Technology Alain Marion Our Operational Organization 10

11 What We Stand For Our mission: "Deliver safe and successful energy projects across the world for the benefit of our all stakeholders" Our vision: "Meet the world's energy challenges through our projects" Our signature: "take it further" means: Excelling in what we do - Succeeding together Exceeding expectations - Innovating continuously Our values: 11 Trusting the team Doing the right thing Encouraging a fair return for all Building the future

12 Technip Subsea Capabilities 12

Technip Subsea Segment Flexible Pipes Umbilicals Rigid Pipelines Inspection, Repair & Maintenance Pipelaying Deep Water Installation & Construction Products Architecture and Engineering Services 13

Vertically Integrated Business to Optimize Design & Execution

R&D (1)

World-class R&D facilities

Le Trait (France)

Aberdeen (UK)

Newcastle (UK)

Rio & Vitoria (Brazil)

- New prototypes
- Proprietary technology
- R&D Centers close to production sites

Design & Project Management (2)

Strategic locations

Paris

Aberdeen

Oslo

Houston

Kuala Lumpur

Perth

Rio de Janeiro

- Optimized solutions
- "A la carte" engineering
- Dedicated teams around the world

Manufacture and Fabricate (3)

Le Trait (France), Vitoria (Brazil), AsiaFlex (Malaysia)

Spoolbases:
Evanton (UK), Orkanger (Norway), Mobile (USA), Dande (Angola)

Logistic bases:
Vitoria, Angra Porto (Brazil)

Umbilicals: Newcastle (UK), Houston (USA), Lobito (Angola)

- Flexibles pipes Umbilicals
- Manufacturing plants on all continents

Install and Monitor (4)



- Vessels designed to install our pipes
- Vertical Laying system
- Monitoring

14

Technip Flexible Pipe Manufacturing Plants Flexi France (Le Trait, France) Workforce: 1,000 Flexible pipe capacity: 480 km Asiaflex Products (Tanjung Langsat, Malaysia) Workforce: nearly 200 Flexible pipe capacity: 150 km Flexibras (Vitoria, Brazil) Workforce: 1,200 Flexible pipe capacity: 380 km 15

Technip Umbilicals Manufacturing Plants Duco Inc (Houston, US) Workforce: 90 Steel umbilical capacity: 300 km Duco Ltd (Newcastle, UK) Workforce: 350 Steel/plastic umbilical capacity: 300 km Angoflex (Lobito, Angola) Steel umbilical capacity: 100 km Asiaflex Products (Tanjung Langsat, Malaysia) Workforce: nearly 200 16

Technip Spoolbases Mobile, Alabama, USA Orkanger, Norway Evanton, UK Dande, Angola 17

18 A High Performing Fleet Venturer Seamec 3 Wellservicer Alliance Skandi Achiever Skandi Arctic Diving support vessels (DSV) 10 units Rigid and flexible pipelay vessels 6 units Sunrise 2000 Deep Blue Apache II Skandi Vitoria Subsea construction vessels (flexlay capability) 4 units Deep Constructor Deep Pioneer Deep Energy* Newbuild vessel for Asian Market * *Vessels under construction Normand Pioneer

Expanded Project Execution Capabilities 19 Infield lines Inter-fields / Export lines S-Lay Heavy Lift Flexible-Lay, Reel-Lay & J-Lay Global Industries Technip

20 Why Uniting Makes Sense 20

21 We Complement and Bring Value to Each Other YOU have strong Subsea capability - which is central to OUR Strategy. Your business is complementary to ours - bringing a specialized fleet with 2 new flagship vessels, experienced and capable crews, S-Lay and diving capability, a strong presence in Mexico, Middle East and Asia for all activities We share a common vision on Subsea - great growth potential, larger and more complex projects, international. We have a common approach to working - trusted teams focused on safety, efficient operations, delivering value-added engineering and project management

22 Together We Will Take it Further A substantially larger addressable part of the quickly growing subsea market An expanded offering for our clients - broader suite of technologies, products and services notably for complex EPCI projects A larger commercial footprint Strong revenue and cost synergies For all our employees greater career opportunities Conclusion: Our global presence, world-class technologies, assets and services and strong project management track record will enable achivement of the full value and potential of your know-how, assets and experience

23 Integration 23

Legal Do's and Don'ts Antitrust Requirements - until the deal has closed, Technip and Global must continue to: (1) compete; and (2) make independent business decisions Significant risk of delay in antitrust clearance and substantial fines for failure to observe Integration planning is permissible; but implementation is not permitted Continuum of antitrust risk in integration planning Least risky -- back office, IT, other support functions Most risky -- forward, customer facing functions -- sales, marketing, strategic planning 24

Legal Do's and Don'ts DON'Ts: Technip cannot direct the business activities of Global We can not require the review/consent to Global's ordinary course contracts We can not engage in joint bidding, joint negotiations, or joint sales calls with customers, outside of the ordinary course of business and/or without involvement of Legal Parties cannot stop competing, attempt to "manage" competition or "steer" customers pending closing Cannot transfer business assets between the companies Cannot discuss or exchange competitively sensitive information Cannot hold joint meetings to discuss: Pricing Marketing Customers or competition Other core activities where we are in competition 25

Legal Do's and Don'ts DO's: Can conduct joint meetings if we are in a pre-existing commercial alliance Can inform employees that they will be retained after closing Can issue "future organization charts" that are subject to closing Can negotiate packages for future employees subject to closing Can hold meetings where we describe our current business activities and how we see future integration subject to closing. This applies also to working methodology and technical issues so long as they are subject to closing 26

Disciplines Team Leader Leadership support Fleet and Operations: Fleet Operations Business Development HSE and Quality Finance Legal MIS Human Resources Process support Global - John Sprot - Grant Johnson Matt Osborne Emiliano Pescador Tim Chetwynd Kim Craig Jim Wynn Sven Feldhaus Jamie Hinch Luis Rey Integration Team 10 + 10 Technip Deanna Goodwin - Carl Holmen Ian McCall David McGuire Scott Munro Audrey Brown Franck Topalian John Freeman Sandra Barnett Steve Allen - 27

Integration Objectives (post-closing) Retain the talent and capabilities of Global Industries Build quality back-log of projects Reinforce leadership in Subsea (increase Technip's current addressable market in subsea by 30%) Achieve a break-even result in 2012 Achieve the cost-savings target ($30 million in 2013) Achieve the long-term target ROCE of 15% 28

Phases of the Integration Process Phases of the Integration Process AFTER CLOSE 29

Near-term plans: October 2011 Near-term plans: October 2011 Weekly Update Weekly Update Weekly Update Weekly Update GI Houston town hall Technip Mgmt visit -Houston Visits to Tmos and TUK Aberdeen Technip visits to Carlyss TBD: visits to Brazil, Mexico, Singapore Town Hall Carlyss Organizational Design Workshop Integration Team Kick-off meeting October Objective: Gain a common understanding Visit to Region A subsea 30

Integration Summary Retain the capabilities = focus on the people Follow the do's and don'ts Our first step is to gain a better understanding of how we each currently operate Our second step will be to create a "common sense" plan Based on the facts, involving as many people as practical Focused on the objectives, and Considering the long-term strategy for subsea. As soon as possible!! Don't lose or break anything (All subject to closing) 31

SEC Filing legend In connection with the proposed transaction, Global Industries will file a proxy statement and other relevant documents with the SEC. Before making any voting decisions, investors and security holders of Global Industries are urged to read the proxy statement carefully and in its entirety when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Global Industries are available free of charge by writing Global Industries at the following address: Global Industries, 8000 Global Industries, 8000 Global Drive, Carlyss Louisiana 70665, Attention: Investor Relations. Documents filed with the SEC by Technip are available free of charge from Technip's website at http://investors-en.technip.com. 32

QUESTIONS 33

Building a greater company all together Houston, Townhall Meeting - October 6, 2011 34 Building a Greater Company - Together